SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                   FORM 8-K/A

                        AMENDMENT NO. 1 TO CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported)     OCTOBER 30, 1998

                         HI-RISE RECYCLING SYSTEMS, INC.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

                                     FLORIDA
--------------------------------------------------------------------------------
                 (State or other jurisdiction of incorporation)

         0-21946                                          65-0222933
------------------------                       ---------------------------------
(Commission File Number)                       (IRS Employer Identification No.)

                              8505 N.W. 74TH STREET
                                  MIAMI, FLORIDA                        33166
--------------------------------------------------------------------------------
                    (Address of principal executive offices)          (Zip Code)

Registrant's telephone number, including area code      (305) 597-0243


--------------------------------------------------------------------------------
          (Former name or former address, if changed since last report)

ITEM 7.       FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

         (A)      FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED

                  Audited Financial Statements of Bes-Pac, Inc.:

                      Report of Independent Auditors

                      Balance Sheets at July 31, 1998 (unaudited) and October
                         31, 1997 and 1996

                      Statements of Operations for the nine month periods ended
                         July 31, 1998 and 1997 (unaudited) and the years ended October 31, 1997 and 1996

                      Statements of Stockholders' Equity for the years ended
                         October 31, 1996 and 1997 and the nine month period ended July 31, 1998 (unaudited)

                      Statements of Cash Flows for the nine month periods ended
                         July 31, 1998 and 1997 (unaudited) and the years ended October 31, 1997 and 1996

                      Notes to Financial Statements

         (B)      UNAUDITED PRO FORMA FINANCIAL INFORMATION

                  Pro Forma Condensed Consolidated Balance Sheet (unaudited) at
                      September 30, 1998

                  Pro Forma Condensed Consolidated Statements of Operations
                      (unaudited) for the year ended December 31, 1997

                  Pro Forma Condensed Consolidated Statements of Operations
                      (unaudited) for the nine months ended September 30, 1998

         (C)      EXHIBITS

                  10.1 Agreement and Plan of Merger, dated as of October 9, 1998, by and among Hi-Rise Recycling Systems, Inc., BPI Acquisition Corp., Bes-Pac, Inc. and Ronald J. McCracken.1

                  23.1     Consent of Crisp Hughes Evans LLP

----------
1 Incorporated by reference to Exhibit 10.1 of the Registrant's Current Report on Form 8-K filed with the Securities and Exchange Commission on November 9, 1998.

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
Bes-Pac, Inc.
Easley, South Carolina

We have audited the balance sheets of Bes-Pac, Inc. as of October 31, 1997 and 1996, and the related statements of operations, stockholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Bes-Pac, Inc. as of October 31, 1997 and 1996, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

Crisp Hughes Evans LLP

December 12, 1997

                                  BES-PAC, INC.
                                 BALANCE SHEETS

                                     ASSETS

                                                                                              YEAR ENDED
                                                                 NINE MONTHS                  OCTOBER 31,
                                                                    ENDED            ------------------------------
                                                                JULY 31, 1998            1997               1996
                                                                -------------        -----------        -----------
                                                                 (UNAUDITED)
Current assets:
   Cash and cash equivalents.........................            $    77,709         $     2,164        $     1,327
   Receivables:
     Trade, net of allowance for doubtful accounts of
        $50,000 for the years ended October 31, 1997
        and 1996 and the nine months ended July 31,
        1998, respectively...........................              3,612,064           2,324,539          2,447,817

     Employee........................................                 40,802              42,935             41,401
                                                                 -----------         -----------        -----------
       Net receivables...............................              3,652,866           2,367,474          2,489,218

   Inventories.......................................              1,778,595           2,246,177          1,796,909
   Other current assets..............................                 30,956               4,901             12,264
                                                                 -----------         -----------        -----------
     Total current assets............................              5,540,126           4,620,716          4,299,718

   Intangible assets, net............................                 18,082              17,422             32,355
   Property and equipment, net.......................                573,927             537,049            702,671
                                                                 -----------         -----------        -----------
                                                                 $ 6,132,135         $ 5,175,187        $ 5,034,744
                                                                 ===========         ===========        ===========

The accompanying notes are an integral part of these financial statements.

                      LIABILITIES AND STOCKHOLDERS' EQUITY

                                                                                              YEAR ENDED
                                                                 NINE MONTHS                  OCTOBER 31,
                                                                    ENDED            ------------------------------
                                                                JULY 31, 1998            1997               1996
                                                                -------------        -----------        -----------
                                                                 (UNAUDITED)
Current liabilities:
     Note payable ...................................            $ 2,309,524         $ 1,647,908        $ 1,778,601
     Current portion of long-term debt...............                118,900             145,272            144,450
     Accounts payable................................              1,231,844             651,622            773,254
     Bank overdraft..................................                     --             123,321            110,041
     Accrued expenses................................                367,911             384,140            347,252
                                                                 -----------         -----------        -----------
         Total current liabilities...................              4,028,179           2,952,263          3,153,598

Long-term debt, less current portion.................              1,385,182           1,681,185          1,604,000

Deferred income taxes................................                     --              30,000             10,000

Stockholders' equity:
     Common stock, no par value; 60,000 shares
         authorized, 6,504 shares issued and
         outstanding in 1997 and 1996................                317,500             317,500            317,500
     Retained earnings (deficit).....................                401,274             194,239            (50,354)
                                                                 -----------         -----------        -----------
         Total stockholders' equity .................                718,774             511,739            267,146
                                                                 -----------         -----------        -----------
                                                                 $ 6,132,135         $ 5,175,187        $ 5,034,744
                                                                 ===========         ===========        ===========

The accompanying notes are an integral part of these financial statements.

                                  BES-PAC, INC.
                            STATEMENTS OF OPERATIONS

                                                             NINE MONTHS ENDED                  YEAR ENDED
                                                                  JULY 31,                      OCTOBER 31,
                                                         --------------------------      --------------------------
                                                             1998           1997             1997          1996
                                                         -----------    -----------      -----------    -----------
                                                                (UNAUDITED)
Net sales........................................        $11,375,953    $ 8,627,586      $12,261,933    $14,317,373

Cost of goods sold...............................          9,320,438      7,048,734        9,807,173     11,686,389
                                                         -----------    -----------      -----------    -----------
   Gross profit..................................          2,055,515      1,578,852        2,454,760      2,630,984

Selling, general and administrative expenses.....          1,448,303      1,125,498        1,759,680      1,777,231
                                                         -----------    -----------      -----------    -----------
   Income from operations........................            607,212        453,354          695,080        853,753

Other income (expense):
   Interest income...............................                 --              --              --          1,274
   Interest expense..............................           (306,177)      (313,252)        (422,116)      (471,662)
   Gain (loss) on disposal of property and equipment              --             --           82,827           (982)
   Other.........................................                 --         77,907            8,802         41,727
                                                         -----------    -----------      -----------    -----------
     Other expense, net..........................           (306,177)      (235,385)        (330,487)      (429,643)
                                                         -----------    -----------      -----------    -----------
     Income before income tax expense ...........            301,035        217,969          364,593        424,110

Income tax expense...............................             94,000          5,000          120,000         10,000
                                                         -----------    -----------      ------------   -----------
     Net income..................................        $   207,035    $   212,969      $   244,593    $   414,110
                                                         ===========    ===========      ===========    ===========

The accompanying notes are an integral part of these financial statements.

                                  BES-PAC, INC.
                       STATEMENTS OF STOCKHOLDERS' EQUITY

                                                            COMMON STOCK                  RETAINED
                                                   -------------------------------        EARNINGS
                                                       SHARES            AMOUNT           (DEFICIT)            TOTAL
                                                   -------------      ------------      ------------      -------------
Balance at October 31, 1995.................               5,504      $    217,500      $   (464,464)     $    (246,964)

Stock issuance..............................               1,000           100,000                --            100,000

Net income..................................                  --                --           414,110            414,110
                                                   -------------      ------------      ------------      -------------
Balance at October 31, 1996.................               6,504           317,500           (50,354)           267,146

Net income..................................                  --                --           244,593            244,593
                                                   -------------      ------------      ------------      -------------
Balance at October 31, 1997.................               6,504      $    317,500      $    194,239      $     511,739
                                                   =============      ============      =============     =============
Net income (unaudited)......................                  --                --           207,035            207,035
                                                   -------------      ------------      ------------      -------------
Balance at July 31, 1998 (unaudited)........               6,504      $    317,500      $    401,274      $     718,774
                                                   =============      ============      ============      =============

The accompanying notes are an integral part of these financial statements.

                                  BES-PAC, INC.
                            STATEMENTS OF CASH FLOWS

                                                             NINE MONTHS ENDED                  YEAR ENDED
                                                                  JULY 31,                      OCTOBER 31,
                                                       ---------------------------       -------------------------
                                                           1998            1997            1997            1996
                                                       -----------       ---------       ---------       ---------
                                                                (UNAUDITED)
Cash flows from operating activities:
   Net income.....................................     $   207,034       $ 212,969       $ 244,593       $ 414,110
   Adjustment to reconcile net income to net cash
     provided by operating activities:
     Depreciation and amortization................         147,643         150,777         243,545         245,939
     Allowance for doubtful accounts receivable...              --              --            (613)        (24,387)
     Loss (gain) on disposal of property and
     equipment....................................              --           9,380         (82,827)            982
     Interest expense accrued and added to the
       principal balance of note payable..........              --              --              --          23,925
     Deferred income taxes........................              --              --          20,000          10,000
   Net changes in operating assets and liabilities:
     Receivables..................................      (1,312,648)         74,067         123,891        (162,818)
     Inventories..................................         467,582        (689,998)       (449,268)        521,293
     Other current assets.........................         (19,668)         (9,440)          7,363           4,553
     Accounts payable.............................         247,653          58,839        (121,632)       (476,862)
     Bank overdraft...............................              --              --          13,280         110,041
     Accrued expenses.............................              --              --          36,887        (115,242)
                                                       -----------       ---------       ---------       ---------
     Net cash (used in) provided by operating
       activities............................             (262,404)       (193,406)         35,219         551,534
                                                       -----------       ---------       ---------       ---------
Cash flows from investing activities:
   Proceeds from sale of property and equipment...              --              --          88,174              --
   Purchases of property and equipment............        (172,152)        (34,640)        (68,337)       (130,779)
   Acquisition of intangible assets...............              --              --              --         (44,800)
   Repayments from affiliated company.............              --              --              --          13,364
   Advances to employees..........................              --              --          (1,534)        (41,401)
                                                       -----------       ---------       ---------       ---------
     Net cash provided by (used in) investing
       activities.................................        (172,152)        (34,640)         18,303        (203,616)
                                                       -----------       ---------       ---------       ---------
Cash flows from financing activities:
   (Repayments) Proceeds of revolving line of
     credit, net..................................         661,616         600,832        (130,693)       (780,803)
   Repayments of long-term debt...................      (1,227,185)        (72,000)       (172,815)        (73,765)
   Proceeds from issuance of long-term debt.......         304,082              --              --         502,888
   Loans from stockholder.........................         650,000              --         250,823              --
                                                       -----------       ---------       ---------       ---------
     Net cash (used in) provided by financing
       activities.................................         388,513         528,832         (52,685)       (351,680)
                                                       -----------       ---------       ---------       ---------
Increase (decrease) in cash and cash equivalents..         (46,043)        300,786             837          (3,762)

Cash and cash equivalents at beginning of year....         123,751          53,389           1,327           5,089
                                                       -----------       ---------       ---------       ---------
Cash and cash equivalents at end of year..........     $    77,708       $ 354,175       $   2,164       $   1,327
                                                       ===========       =========       =========       =========
Schedule of non-cash financing and investing
  activities:

   Interest expense accrued and added to the
     principal balance of note payable............     $        --       $      --       $      --       $  23,925
                                                       ===========       =========       =========       =========
   Issuance of common stock through stockholder loan   $        --       $      --       $      --       $ 100,000
                                                       ===========       =========       =========       =========
   Purchase of investment through stockholder loan     $        --       $      --       $      --       $ 100,000
                                                       ===========       =========       =========       =========
   Reduction in note payable through transfer of
          investment..............................     $        --       $      --       $      --       $ 100,000
                                                       ===========       =========       =========       =========

The accompanying notes are an integral part of these financial statements.

                                  BES-PAC, INC.
                          NOTES TO FINANCIAL STATEMENTS
                            OCTOBER 31, 1997 AND 1996

1.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         BUSINESS ACTIVITY

         The Company is engaged in the manufacture of equipment used in the waste disposal industry and sells to customers throughout the United States.

         INTERIM FINANCIAL INFORMATION

         The financial statements and all related footnote information for the nine month periods ended July 31, 1998 and 1997, respectively, are unaudited and reflect all normal and recurring adjustments which are in the opinion of management, necessary for a fair presentation of the financial position, operating results and cash flows for the interim periods. The results of operation for the nine month period ended July 31, 1998 are not necessarily indicative of the results to be achieved for the 1998 fiscal year.

         INVENTORIES

         Inventories consisting of raw materials and finished goods, are stated at the lower of cost (first in, first out) or market.

         PROPERTY AND EQUIPMENT

         Property and equipment, principally machinery, are stated at cost. Depreciation is provided by the straight-line method, based on the estimated useful lives of the assets, which range from five to twenty years. For income tax purposes, depreciation is computed using the accelerated rates and the periods required by the MACRS depreciation methods.

         STATEMENT OF CASH FLOWS

         The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash and cash equivalents.

         ACCOUNTS RECEIVABLE

         The Company performs periodic credit evaluations of its customers and generally does not require collateral. The Company uses the reserve method to account for uncollectible accounts receivable.

BES-PAC, INC.                          Notes to Financial Statements (CONTINUED)
--------------------------------------------------------------------------------

         ESTIMATES

         The presentation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

         INCOME TAXES

         Income taxes are provided for the tax effects of transactions reported in the financial statements and deferred taxes. Deferred taxes are recognized for certain transactions treated differently for financial statement and income tax purposes. The primary differences relate to depreciable assets (use of different depreciation methods and lives for financial statements and income tax purposes). The deferred tax liabilities represent the future tax return consequences of those differences, which will be taxable when the assets and liabilities are recovered or settled. Deferred tax assets are recognized for operating losses and tax credits that are available to offset future taxable income.

         RECLASSIFICATIONS

         Certain amounts in the 1997 financial statements have been reclassified to conform to classifications presented in the 1996 financial statements.

2.       CASH AND CASH EQUIVALENTS

         The Company maintains cash balances at two banks. Cash accounts at banks are insured by the Federal Deposit Insurance Corporation ("FDIC") for up to $100,000. Amounts at one bank exceeded $100,000 at October 31, 1997.

3.       INVENTORIES

         Inventories consist of the following at October 31:

                                                                                1997                   1996
                                                                           --------------        --------------
         Raw materials............................................         $      985,934        $    1,016,195
         Finished goods...........................................              1,371,601               896,927
         Less reserve for writedown to estimated net realizable
           value..................................................               (111,358)             (116,213)
                                                                           --------------        --------------
                                                                           $    2,246,177        $    1,796,909
                                                                           ==============        ==============

BES-PAC, INC.                          Notes to Financial Statements (CONTINUED)
--------------------------------------------------------------------------------

4.       PROPERTY AND EQUIPMENT

         Property and equipment at October 31 includes the following:

                                                                               1997                   1996
                                                                          --------------        --------------
         Leasehold improvements....................................       $      260,217        $      260,217
         Machinery and equipment...................................            1,687,290             1,744,534
         Office furniture and equipment............................              213,419               178,449
         Vehicles   ...............................................               87,500               117,500
                                                                          --------------        --------------
            Total property and equipment...........................            2,248,426             2,300,700
              Less accumulated depreciation........................            1,711,377             1,598,029
                                                                          --------------        --------------
                 Net property and equipment........................       $      537,049        $      702,671
                                                                          ==============        ==============

5.       NOTE PAYABLE

         The Company has a revolving credit agreement with a financing corporation with interest at 2.25% above the lender's prime rate, payable monthly. This agreement may be terminated by the Company on any renewal date by giving the lender at least sixty days' prior written notice or by the lender at any time by giving the Company thirty days' prior written notice. Under the agreement, the Company may borrow the lesser of $4,480,000 or 85% of eligible receivables and 55% of eligible inventory. The balance is $1,647,908 and $1,778,601 at October 31, 1997 and 1996, respectively.

         Under the agreement, the Company has pledged substantially all of its accounts receivable, inventory and equipment as collateral. The agreement, among other things, requires the Company to limit net losses to certain amounts and to maintain its working capital and adjusted net worth at specified minimums. The Company is also restricted from incurring certain additional debt without the lender's consent.

BES-PAC, INC.                          Notes to Financial Statements (CONTINUED)
--------------------------------------------------------------------------------

6.       LONG-TERM DEBT

         Long-term debt at October 31 includes the following:

                                                                                      1997                     1996
                                                                                 -------------            -------------
         Note payable to the Company's former sole stockholder under the renegotiated purchase agreement due in a lump sum payment of
            1,000 shares of stock of an affiliated company (see Note 11) in
            1995, then monthly payments of interest only, at 11% from
            December 1995 to November 2000, with the balance due in monthly installments of $21,742 including interest at 11% beginning
            October 2000 through September 2005. The former sole stockholder has agreed that the note will be subordinate to any debt incurred by the Company for working capital or capital acquisitions. The
            note is guaranteed by the principal stockholder of the Company.....  $   1,000,000            $   1,000,000

         Note payable to financing corporation, due in monthly installments of $8,000 from January 1996 to November 1998 with final payment of interest and principal on December 1, 1998, with interest at the bank's prime rate plus 2.25% per annum. The note is
            collateralized by certain of the Company's property and equipment,
            inventory, and accounts receivable.................................        227,185                  400,000

         Unsecured note payable to the Company's principal stockholder, with
            9% interest payable annually with final payment of interest and principal due December 31, 1998. The note is subordinated to other
            notes..............................................................        599,273                  348,450
                                                                                 -------------            -------------
                                                                                     1,826,458                1,748,450

            Less current portion...............................................        145,273                  144,450
                                                                                 -------------            -------------
            Long-term debt, less current portion...............................  $   1,681,185            $   1,604,000
                                                                                 =============            =============

BES-PAC, INC.                          Notes to Financial Statements (CONTINUED)
--------------------------------------------------------------------------------

         Principal maturities of long-term debt obligations after October 31, 1997 are as follows:

         1998.....................................       $      145,273
         1999.....................................              681,185
         2000.....................................              144,852
         2001.....................................              855,148
         2002.....................................                   --
                                                         --------------
                                                         $    1,826,458
                                                         ==============

         Interest paid during the years ended October 31, 1997 and 1996 amounted to approximately $422,000 and $447,000, respectively.

         The Company is jointly liable, with the major stockholder, for certain debt secured by the real property utilized in the Company's operations. The appraised value of the property is $1,695,000. This real property is owned by the stockholder and leased to the Company (Note 9). The outstanding balance of this debt at October 31, 1997 was $392,161.

7.       INCOME TAXES

         In 1997 and 1996, income tax expense differed from the amount computed by applying the federal corporate statutory rate of 34% to earnings before income taxes. The differences are as follows:

                                                                                1997                  1996
                                                                            -----------           -----------
         Income tax expense at statutory rate.....................          $   124,000           $   144,000
         Effect of:
              Nondeductible meals and entertainment expense.......                8,000                 3,000
              Nondeductible penalties expense.....................                1,000                 1,000
              State income tax, net of federal benefit............                5,000                    --
              Utilization of net operating loss carryforward......              (18,000)             (138,000)
                                                                            -----------           -----------
                 Actual income tax expense........................          $   120,000           $    10,000
                                                                            -----------           -----------

BES-PAC, INC.                          Notes to Financial Statements (CONTINUED)
--------------------------------------------------------------------------------

         The components of the net deferred income tax liability follow:

                                                                                 1997                 1996
                                                                            ------------          -----------
         Deferred income tax liability:
              Tax depreciation greater than book depreciation.....          $    111,000          $   110,000

         Deferred income tax assets:
              Net operating loss carryforward.....................               (29,000)             (40,000)
              Accrued expenses not deducted for tax purposes......               (81,000)            (100,000)
              Valuation allowance.................................                29,000               40,000
                                                                            ------------          -----------
                 Net deferred income tax liability................          $     30,000          $    10,000
                                                                            ============          ===========

         The Company has South Carolina net operating loss carryforwards available to offset future taxable income of approximately $567,000 that expire from 2000 to 2010.

8.       EMPLOYEE BENEFIT PLAN

         The Company has in effect a retirement plan under Section 401(k) of the Internal Revenue Code covering employees meeting certain eligibility requirements. Under the Plan, the Company matches 50% of each participant's contributions up to a maximum of 6% of compensation. The Company contributed approximately $41,000 and $48,000 to the plan for the years ended October 31, 1997 and 1996, respectively.

9.       OPERATING LEASES

         The Company leases certain equipment under operating leases. The equipment leases are for five-year periods expiring at various dates through 2002.

         The Company leases land, office and plant facilities from its principal stockholder under three month-to-month leases with monthly payments ranging from $2,000 to $18,000. Rent expense under these leases totaled $303,000 and $304,000 for the years ended October 31, 1997 and 1996, respectively. Total rent expense was approximately $417,000 and $383,000 for the years ended October 31, 1997 and 1996, respectively.

         Future minimum payments under noncancellable operating leases follow:

         1998...........................................        $   117,560
         1999...........................................            108,306
         2000...........................................             50,306
         2001...........................................             14,704
         2002...........................................              9,803
                                                                -----------
         Total minimum lease payments...................        $   300,679
                                                                ===========

BES-PAC, INC.                          Notes to Financial Statements (CONTINUED)
--------------------------------------------------------------------------------

10.      MAJOR CUSTOMER

         During 1997 and 1996, the Company had sales to one major customer of approximately $2,221,843 and $1,489,000, respectively, which is approximately 19% and 10% of total sales for 1997 and 1996, respectively. Related accounts receivable amounted to approximately $503,000 and $439,000 at October 31, 1997 and 1996, respectively.

11.      COMMON STOCK TRANSACTIONS

         On November 1, 1993, the Company agreed to issue 1,000 shares of common stock to an existing stockholder in exchange for 1,000 shares of common stock of Bes-Pac Machine Tool Company, an affiliated company. Simultaneously, the Company agreed to transfer these shares, valued at $100,000, to a former stockholder as payment on a note payable (see
         Note 5). The transfer occurred in December 1995.

                          UNAUDITED PRO FORMA CONDENSED
                        CONSOLIDATED FINANCIAL STATEMENTS

         The accompanying unaudited pro forma condensed consolidated balance sheet as of September 30, 1998 reflects the consolidated financial position of Hi-Rise Recycling Systems, Inc. (the "Company"), after giving effect to the acquisition of Bes-Pac, Inc. ("Bes-Pac"), as if this transaction had been consummated as of September 30, 1998. The unaudited pro forma condensed consolidated statement of operations for the twelve and nine month periods ended December 31, 1997 and September 30, 1998 reflects the Bes-Pac acquisition and the Company's acquisition of Hesco Sales, Inc. and Atlantic Maintenance, Inc. (collectively "Hesco"), which acquisition was reported in the Company's Annual Report on Form 10-KSB for the year ended December 31, 1997, as if the acquisitions had been consummated at January 1, 1997. The pro forma adjustments, which are described in the accompanying notes, are based on available information and certain assumptions that management of the Company believes are reasonable. The pro forma financial data should not be considered indicative of actual results that would have been achieved if the transaction given pro forma effect had been consummated on the dates indicated and do not purport to indicate results of operations as of any future date or any future period.

         In February 1998, the Company acquired all of the outstanding capital stock of Hesco, who is engaged in the manufacturing of waste collection containers and disposal equipment. The aggregate purchase price of approximately $11.8 million was comprised of $8.3 million in cash and $3.5 million of the Company's Common Stock.

         In October 1998, the Company acquired all of the outstanding capital stock of Bes-Pac, which is engaged in the manufacturing of waste collection containers and disposal equipment. The aggregate purchase price of approximately $8.0 million was comprised of $3.0 in cash, a $1.2 million convertible promissory note of the Company and $3.8 million of the Company's Common Stock.

         The effects of the Company's acquisitions of NuReTec, Inc. ("NRT") in July 1997 and Wilkinson Company, Inc. ("Wilkinson") in February 1997 have not been presented in the pro forma condensed consolidated financial statements. The results of operations for NRT and Wilkinson were not material for the period from January 1, 1997 to the date of their respective acquisitions.

                         HI-RISE RECYCLING SYSTEMS, INC.

                 PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                               SEPTEMBER 30, 1998

                                                                                         PRO FORMA       PRO FORMA
                                                           HI-RISE         BES-PAC      ADJUSTMENTS        TOTAL
                                                         -----------     ----------     -----------     -----------
CURRENT ASSETS:

Cash and cash equivalents.........................       $ 1,624,875     $   77,709     $ 4,200,000  b  $(2,807,913)
                                                                                         (3,000,000) c
                                                                                            (94,671) h
Investments.......................................           157,101             --              --         157,101
Accounts receivable-net of allowances.............         6,631,319      3,652,866              --      10,284,185
Inventory.........................................         4,210,054      1,778,595              --       5,988,649
Other assets......................................           604,190         30,956              --         635,146
                                                         -----------     ----------     -----------     -----------
Total current assets..............................        13,227,539      5,540,126       1,105,329      19,872,994

Property, plant and equipment.....................         1,654,440        573,927              --       2,228,367
Note receivable from related party................            34,225             --              --          34,225
Net investment sales type leases..................         6,389,268             --              --       6,389,268
Deferred costs....................................            55,125             --         (55,125) a    1,660,500
                                                                                            600,000  e
                                                                                          1,060,500  f
Goodwill..........................................        12,320,177         18,082       7,500,000  h   19,838,259
                                                         -----------     ----------     -----------     -----------
Total assets......................................       $33,680,774     $6,132,135     $10,210,704     $50,023,613
                                                         ===========     ==========     ===========     ===========
Accounts payable and accrued liabilities..........         2,683,475      1,599,755              --       4,283,230
Note payable to officer...........................           500,000                       (500,000) b           --
Revolving lines of credit.........................         6,936,541      2,309,524      (9,246,065) b           --
                                                                                         10,183,742  b   10,183,742
Current portion of long-term debt.................           613,937        118,900        (732,837) b           --
                                                         -----------     ----------     -----------     -----------
Total current liabilities.........................        10,733,953      4,028,179        (295,160)     14,466,972

Note payable related party........................                        1,200,000       1,219,000  i    2,419,000
                                                                                          9,000,000  b
Long-term debt....................................         3,650,680        185,182      (3,835,862) b    9,000,000
                                                         -----------     ----------     -----------     -----------
Total liabilities.................................       $14,384,633     $5,413,361     $ 6,087,978      $25,885,972
                                                         -----------     ----------     -----------     -----------
Shareholder equity:

Preferred stock...................................                 2             --              --               2
                                                                                           (317,500) g
Common stock......................................            94,956        317,500          37,810  d      132,766
Additional paid-in capital........................        23,062,316                      3,743,190  c   27,866,006
                                                                                          1,060,500  f
Accumulated deficit...............................        (3,861,133)       401,274        (401,274) g   (3,861,133)
                                                         -----------     ----------     -----------     -----------
Total shareholder equity..........................        19,296,141        718,774       4,122,726      24,137,641
                                                         -----------     ----------     -----------     -----------
Total liabilities and shareholder's equity........       $33,680,774     $6,132,135     $10,210,704     $50,023,613
                                                         ===========     ==========     ===========     ===========

                         HI-RISE RECYCLING SYSTEMS, INC.

       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1997

                                                            HI-RISE       HESCO         BES-PAC
                                                          YEAR ENDED   YEAR ENDED     YEAR ENDED
                                                         DECEMBER 31,  OCTOBER 31,    OCTOBER 31,      PRO FORMA      PRO FORMA
                                                             1997         1997           1997         ADJUSTMENTS       TOTAL
                                                         ------------  -----------    -----------     -----------    -----------
Revenues:

   Sales..........................................       $10,483,576   $11,962,586    $12,261,933     $        --    $34,708,095

Cost and Expenses:

   Cost of goods sold.............................         5,821,096     7,991,143      9,807,173              --     23,619,412

   Selling, general and administrative............         4,465,342     2,954,560      1,759,680         825,000  j  10,004,582

   Other..........................................           241,048             0             --              --        241,048
                                                         -----------   -----------    -----------     -----------    -----------
Total operating cost and expenses.................        10,527,486    10,945,703     11,566,853         825,000     33,865,042
                                                         -----------   -----------    -----------     -----------    -----------
Operating profit (loss)...........................           (43,910)    1,016,883        695,080        (825,000)       843,053

Other income (expense):

   Litigation settlement..........................          (100,000)           --             --              --       (100,000)
   Gain (loss) on disposal of equipment...........                --            --         82,827              --         82,827
   Other income...................................                --       238,462          8,802              --        247,264
   Interest income................................           558,718        61,584             --              --        620,302
   Interest expense...............................          (383,643)     (115,877)      (422,116)     (1,352,364) k  (2,274,000)
                                                         -----------   -----------    -----------     -----------    -----------
     Total other income...........................            75,075       184,169       (330,487)     (1,352,364)    (1,423,607)

Income (loss) before provision for income taxes...            31,165     1,201,052        364,593      (2,177,364)      (580,554)
Provision for income taxes........................            11,000       452,000        120,000        (572,000) l      11,000
                                                         -----------   -----------    -----------     -----------    -----------
Net income (loss).................................       $    20,165   $   749,052    $   244,593     $(1,605,364)   $  (591,554)
                                                         ===========   ===========    ===========     ===========    ===========
Net income (loss) per share - Basic...............       $      0.00                                                 $     (0.06)
                                                         ===========                                                 ===========
Net income (loss) per share - Diluted.............       $      0.00                                                 $     (0.06)
                                                         ===========                                                 ===========
Weighted average common shares outstanding - Basic         6,361,254                                                   9,527,848  m

Weighted average common shares outstanding - Diluted       8,966,000                                                   9,527,848  m

                         HI-RISE RECYCLING SYSTEMS, INC.

       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1998

                                                         HI-RISE          HESCO         BES-PAC
                                                       NINE MONTHS        PERIOD      NINE MONTHS
                                                          ENDED           ENDED          ENDED
                                                      SEPTEMBER 30,    FEBRUARY 20,     JULY 31,       PRO FORMA      PRO FORMA
                                                           1998            1998           1998        ADJUSTMENTS       TOTAL
                                                      -------------    ------------   ------------    -----------    -----------
Revenues:

   Sales..........................................     $18,567,167      $1,216,180     $11,375,953    $        --    $31,159,300

Cost and Expenses:

   Cost of goods sold.............................      12,427,952         827,112       9,320,438             --     22,575,502

   Selling, general and administrative............       3,630,999         363,209       1,417,881        339,470  j   5,751,559

   Other..........................................          72,001              --          30,422             --        102,423
                                                       -----------      ----------     -----------    -----------    -----------
Total operating costs and expenses................      16,130,952       1,190,321      10,768,741        339,470     28,429,484
                                                       -----------      ----------     -----------    -----------    -----------
Operating income (loss)...........................       2,436,215          25,859         607,212       (339,470)     2,729,816

Other income (expense):

   Litigation settlement..........................              --              --              --             --             --
   Gain (loss) on disposal of equipment...........               0                              --             --             --
   Other income...................................              --          10,899              --             --         10,899
   Interest income................................         336,738           1,003              --             --        337,741
   Interest expenses..............................        (696,028)         (9,374)       (306,177)      (693,921) k  (1,705,500)
                                                       -----------      ----------     -----------    -----------    -----------
     Total other income (expense).................        (359,290)          2,528        (306,177)      (693,921)    (1,356,860)

Income before provision for income taxes..........       2,076,925          28,387         301,035     (1,033,391)     1,372,956
Provision for income taxes........................              --          10,000          94,000       (104,000) l          --
                                                       -----------      ----------     -----------    -----------    -----------
Net income........................................     $ 2,076,925      $   18,387     $   207,035    $  (929,391)   $ 1,372,956
                                                       ===========      ==========     ===========    ===========    ===========
Net income per share - Basic......................     $      0.22                                                   $      0.12
                                                       ===========                                                   ===========
Net income per share - Diluted....................     $      0.16                                                   $      0.09
                                                       ===========                                                   ===========
Common shares outstanding - Basic.................       9,457,228                                                    11,588,012

Common shares outstanding - Diluted...............      12,923,933                                                    15,526,050

                         HI-RISE RECYCLING SYSTEMS, INC.

                     NOTES TO UNAUDITED PRO FORMA CONDENSED
                        CONSOLIDATED FINANCIAL STATEMENTS

1)       BASIS OF PRESENTATION

         The accompanying pro forma financial statements are intended to present the Company's financial position and results of operations on a pro forma basis as if, for the purpose of the pro forma condensed consolidated balance sheet, the Bes-Pac and Hesco transactions underlying the pro forma adjustments had occurred on September 30, 1998 and, for the purpose of the pro forma consolidated condensed statement of operations, as if the transactions underlying the pro forma adjustments had occurred on January 1, 1997.

         The Company's historical financial information used in preparation of the pro forma condensed consolidated financial statements has been derived from the Company's consolidated financial statements as of September 30, 1998 and for the nine and twelve month periods ended September 30, 1998 and December 31, 1997, respectively. Bes-Pac's historical financial information used in preparation of the pro forma condensed consolidated financial statements has been derived from Bes-Pac's financial statements as of July 31, 1998 and for the nine and twelve month periods ended July 31, 1998 and October 31, 1997.

         Hesco's financial information used in preparation of the pro forma condensed consolidated statement of operations has been derived from Hesco's Statement of Operations for October 31, 1997, and for the period beginning January 1, 1998 and ending February 20, 1998, which represents Hesco's operations not already included in the Company's operations for the nine month period ended September 30, 1998.

2)       UNAUDITED PRO FORMA ADJUSTMENTS

         The unaudited pro forma consolidated financial statements reflect the Company's preliminary allocation of the Bes-Pac purchase price and deferred financing costs associated with the Facility (as defined in note (b) below), which will be subject to further adjustments as the Company finalizes such amounts in accordance with generally accepted accounting principles. A description of the adjustments included in the unaudited pro forma financial statements is as follows:

         BALANCE SHEET

         a) Represents the elimination of the Company's deferred acquisition costs related to the Bes-Pac acquisition.

         b) In October 1998, the Company entered into a $40.0 million credit facility (the "Facility") with General Electric Capital Corp. and other participating lenders (collectively "GECC"). Represents the Company's (i) $19.1 million borrowings from GECC under the Facility comprised of (A) $10.1 million under a line of credit and (B) $9.0 million under a term loan to fund the Bes-Pac acquisition and repay all then outstanding bank debt and (ii) $500,000 to repay a loan from the Company's CEO.

         c) Represents 1,890,500 shares of common stock issued by the Company to the former owner of Bes-Pac and the related additional paid-in capital.

         d) Represents the Company's payment of $3,000,000 in cash to Bes-Pac's former owner.

         e) Represents fees and expenses paid to GECC in relation to the financing of the acquisition and refinancing of current debt.

         f) Represents preliminary value assigned to warrants to purchase an aggregate of 1,414,000 shares of the Company's common stock at a price of $1.50 per share issued to GECC in connection with the execution of the Facility. Such amount has been treated as deferred financing costs to be amortized over the five (5) year term of the Facility.

         g) Adjustment eliminates Bes-Pac's common stock and retained earnings.

         h) Records the goodwill which resulted from the $8.0 million purchase price and deferred acquisition costs offset by the estimated fair value of the net assets purchased by the Company.

         i) Represents the Company's convertible note payable issued to Bes-Pac's former owner.

         STATEMENT OF OPERATIONS

         j) Represents amortization of incremental goodwill created in the Hesco and Bes-Pac acquisitions as if the acquisitions had occurred on January 1, 1997; using a 20 year life. Goodwill resulting from the Hesco and Bes-Pac acquisitions was approximately $8,500,000 and $7,500,000, respectively.

         k) Represents an adjustment for interest expense related to the $19.1 million in funds borrowed under the Facility in connection with the acquisition of Bes-Pac and the refinancing of substantially all of the Company's outstanding bank debt, as if the acquisitions and refinancing had occurred on January 1, 1997. The interest rate on the $9.0 million term loan is fixed at 11% and the interest rate payable on amounts drawn under the line of credit is variable at prime plus 1/4%. For purposes of the pro forma statement of operations, the variable component of the borrowing is calculated at 8.5%.
                  The impact of a one-eighth percent change in the interest rate on the variable rate debt would result in a charge to interest expense of approximately $12,500 on an annual basis.

         l) Represents an adjustment to eliminate tax provisions recorded by Hesco and Bes-Pac due to the effect of the pro forma adjustments and the existence of tax loss carryforwards of the Company. Absent the existence of tax loss carryforwards, the pro forma tax provision for the nine months ended September 30, 1998 would be approximately $800,000.

         m) Represents adjusted weighted average shares outstanding giving effect to the pro forma adjustments and to the issuance of 1,276,094 and 1,890,500 shares of Common Stock to the former owners of Hesco and Bes-Pac, respectively. In addition, the dilutive effect of the warrants issued in connection with the Facility have been included in the pro forma statement of operations for the nine months ended September 30, 1998.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                              HI-RISE RECYCLING SYSTEMS, INC.

Dated:  January 8, 1999                       By: /s/ BRAD HACKER
                                                  ---------------------------
                                                  Brad Hacker
                                                  Chief Financial Officer

                                INDEX TO EXHIBITS

EXHIBIT
NUMBER                    DESCRIPTION
-------        ---------------------------------
 23.1          Consent of Crisp Hughes Evans LLP